Finisar Corporation Announces Record First Quarter Financial Results

Provides Preliminary Financial Results for Optium's Fourth Quarter

SUNNYVALE, CA -- 09/08/2008 -- Finisar Corporation (NASDAQ: FNSR), a global technology leader for fiber optic subsystems and network test systems, today announced financial results for its first fiscal quarter ended August 3, 2008. Revenues of $128.7 million were a new record for the company driven by record revenues for both optical subsystems and network test systems.

In addition, Finisar provided preliminary financial results for Optium Corporation's fourth fiscal quarter ended August 2, 2008. Finisar's combination with Optium was completed on August 29, 2008, following the end of Finisar's first quarter. Therefore, Optium's financial results are not included in Finisar's first quarter financial statements. Optium's preliminary fourth quarter results are subject to completion of an audit of Optium's annual financial results.

FINISAR FINANCIAL HIGHLIGHTS - FIRST QUARTER ENDED AUGUST 3, 2008

                               GAAP        GAAP     Non-GAAP(a) Non-GAAP(a)
                              Aug 3,     July 29,     Aug 3,     July 29,
                               2008        2007        2008        2007
                            ----------  ---------   ----------  ----------
                                (in thousands, except per share data)
Optical products revenues   $  115,774  $  96,360   $  115,774  $   96,360
Network test products
 revenues                   $   12,938  $   9,375   $   12,938  $    9,375
Total revenues              $  128,712  $ 105,735   $  128,712  $  105,735
Gross margin                      38.4%      30.6%       40.0%       35.9%
Income (loss) from
 operations                 $    8,445  $  (3,736)  $   14,102  $    5,690
Operating margin                   6.6%      (3.5)%       11.0%        5.4%
Net income (loss)           $    4,716  $  (7,321)  $   11,583  $    3,741
Net income (loss) per share
 - basic                    $     0.02  $   (0.02)  $     0.04  $     0.01
Net income (loss) per share
 - diluted                  $     0.02  $   (0.02)  $     0.04  $     0.01

(a) In evaluating the operating performance of Finisar's business, Finisar management utilizes financial measures that exclude certain charges and credits required by generally accepted accounting principles, or GAAP, that are considered by management to be outside Finisar's core operating results.  A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures as well as additional related information can be found under the heading "Finisar
    Non-GAAP Financial Measures" below.

Highlights for the quarter included:

--  Total revenues increased to a record $128.7 million, up $7.7 million, or 6.4%, from the preceding quarter and $23.0 million, or 21.7%, from the first quarter of the prior year;

--  Optics revenues increased to a record $115.8 million, up $4.4 million, or 3.9% from the preceding quarter and $19.4 million, or 20.1%, from the first quarter of the prior year.  Revenues from the sale of products for
    10/40 Gbps applications totaled $32.2 million in the first quarter, up $1.0 million, or 3.2%, from the preceding quarter and $14.0 million, or 76.6%, from the first quarter of the prior year;

--  Network Test revenues increased to a record $12.9 million, up $3.3 million, or 34.4%, from the preceding quarter and $3.6 million, or 38.0%, from the first quarter of the prior year as revenue from new products contributed to the growth in the quarter, including products for 3-6 Gbps
    SAS/SATA and 8 Gbps Fibre Channel storage applications;

--  Gross margin increased to 38.4%, compared to 32.9% in the preceding quarter and 30.6% in the first quarter of the prior year driven by a favorable product mix of optical subsystems and revenues for Network Test;

--  Operating income improved to $8.4 million from an operating loss of
    $45.0 million in the preceding quarter (which included a non-cash impairment charge of $45.4 million) and an operating loss of $3.7 million in the first quarter of the prior year;

--  Net income of $4.7 million, or $0.02 per diluted share compared to a net loss of $48.7 million (which included a non-cash impairment charge of
    $45.4 million), or $0.16 per share in the preceding quarter and a net loss of $7.3 million, or $0.02 per share in the first quarter of the prior year.
    Included in these results was a non-recurring loss of $0.9 million related to the sale of the Netwisdom product line during the first quarter; and

--  Cash and short-term investments, plus other long-term investments that can be readily converted into cash, increased $8.1 million, from $116.5 million at April 30, 2008 to $124.6 million at August 3, 2008, reflecting an infusion of $20 million in cash from a new term loan partially offset by
    $12 million in payments to retire a convertible note.  Finisar has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this additional information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges as well as gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, impairments and financing transactions. For the first quarter of fiscal 2009, these excluded items resulted in net charges of $6.9 million and included, among other items described in Finisar Non-GAAP Financial Measures below, $3.1 million in non-cash stock compensation expense; $1.5 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; $1.1 million related to the amortization of discount on convertible notes issued in 2001; and $919,000 related to sale of a product line.

Excluding these items:

--  Non-GAAP gross margin increased sequentially to 40.0%, compared to
    37.4% in the preceding quarter and 35.9% in the first quarter of the prior year.  The increase in non-GAAP gross margin was driven by a favorable product mix of optical subsystems  applications and revenues for Network
    Test; and

--  Non-GAAP operating income increased to a record $14.1 million, or
    11.0% of revenues, compared to $9.6 million, or 8.0% of revenues in the preceding quarter and $5.7 million, or 5.4% of revenues, in the first quarter of the prior year.  The increase was principally due to higher gross profit levels partially offset by higher operating expenses, particularly for research and development and general administrative; and

--  Non-GAAP net income increased to $11.6 million, or $0.04 per diluted share, compared to $7.9 million, or $0.03 per diluted share, in the preceding quarter and $3.7 million, or $0.01 per diluted share, in the first quarter of the prior year.

"We are very proud of our performance this quarter. It underscores the power of vertical integration when combined with a leading market share position," said Jerry Rawls, Finisar's executive Chairman of the Board. "Operating income on a non-GAAP basis reached record levels, both in absolute terms and as a percentage of revenue. In addition, our recent merger with Optium will add additional momentum to the progress we are making."

"Finisar's recent combination with Optium creates exciting opportunities to further enhance Finisar's market position as a technology leader," said Eitan Gertel, Finisar's new Chief Executive Officer. "The addition of Optium's strong product lines directed toward high-growth markets such as ROADMs and 10/40G products for telecom applications, as well as a significant position in the cable TV market will provide additional fuel to power the Finisar model."

OPTIUM PRELIMINARY FINANCIAL HIGHLIGHTS - FOURTH QUARTER ENDED AUGUST 2, 2008

The following preliminary financial results for Optium's fourth fiscal quarter ended August 2, 2008 are presented for informational purposes only and are not included in Finisar's financial results for its first fiscal quarter ended August 3, 2008. Optium's financial results will be included in Finisar's consolidated financial statements beginning on August 30, 2008. The Optium non-GAAP financial measures presented below have been calculated on a basis consistent with non-GAAP financial measures as reported by Optium in previous quarters. Investors should note that (i) Optium non-GAAP financial measures are calculated differently than and, therefore, are not necessarily comparable to similarly-titled Finisar non-GAAP financial measures and (ii) following the Finisar-Optium merger, certain historical accounting policies for both companies, including the presentation of non-GAAP financial measures, will be changed in order to achieve consistency.

                               GAAP        GAAP     Non-GAAP(a) Non-GAAP(a)
                              Aug 2,     July 28,     Aug 2,     July 28,
                               2008        2007        2008        2007
                            ---------   ---------   ----------  ---------
                                (In thousands, except per share data)
Revenue                     $  47,218   $  26,782   $   47,218  $  26,782
Gross margin                     25.7%       23.5%        26.0%      23.6%
Income (loss) from
 operations                 $  (2,538)  $ (12,881)  $      784  $  (1,374)
Operating margin                 (5.4)%      (4.8)%        1.7%      (5.1)%
Net income (loss)           $  (2,110)  $   1,215   $    1,081  $    (359)
Net income (loss) per share
 - basic                    $   (0.10)  $    0.05   $     0.04  $   (0.01)
Net income (loss) per share
 - diluted                  $   (0.10)  $    0.05   $     0.04  $   (0.01)

(a) In evaluating the operating performance of Optium's business, Optium management historically utilized non-GAAP financial measures that excluded certain charges and credits required by GAAP that were considered by Optium management to be outside Optium's core operating results.  A reconciliation of Optium non-GAAP financial measures to the most directly comparable GAAP measures as well as additional related information can be found in "Optium Non-GAAP Financial
    Measures" below.

Highlights for the quarter included:

--  Fourth quarter revenues of $47.2 million, also a new record for
    Optium, increased 4.9% from $45.0 million in the preceding quarter and
    76.3% from $26.8 million in the fourth quarter of the prior year;

--  Gross margin of 25.7% in the fourth quarter compares to 26.5% in the third quarter and 23.5% in the fourth quarter of the prior year;

--  Operating expenses of $14.7 million in the fourth quarter increased from $13.2 million in the third quarter and decreased from $19.2 million in the fourth quarter of the prior year.  Operating expenses in the prior year period included $10 million of acquired in process research and development expense resulting from the acquisition of Kailight Photonics;

--  Net loss of $2.6 million, or $(0.10) per share, in the fourth quarter compares to a net loss of $0.7 million, or $(0.03) per share, in the preceding quarter and net income of $1.2 million, or $0.05 per diluted share, in the fourth quarter of the prior year (which included the recognition of $13.0 million income tax benefit resulting from recording a deferred tax asset offset by  $10.0 million of acquired in process research and development expense resulting from the acquisition of Kailight
    Photonics); and

--  Cash and short-term investments of $40.9 million decreased $5.3 million from $46.2 million at May 3, 2008 primarily as a result of increased investments in working capital.

Like Finisar, Optium historically provided supplemental information regarding its operating performance that excluded certain charges and credits required by GAAP but that Optium management believed provided useful information regarding Optium's baseline operating performance before gains, losses or other charges that were considered to be outside of Optium's core operating results. For the fourth quarter of fiscal 2008, these excluded items resulted in net charges of $3.7 million and included, among other items described in Optium Non-GAAP Financial Measures below, $1.7 million in stock based compensation; $0.9 million in merger related costs resulting from the merger with Finisar; $0.6 million in patent litigation costs; and $0.1 million in amortization expenses related to acquired developed technologies.

Excluding these items:

--  Non-GAAP gross margin decreased sequentially to 26.0%, compared to
    26.6% in the preceding quarter and 23.6% in the fourth quarter of the prior year.  The decrease sequentially was primarily related to selling a higher mix of lower margin 10G products than in the prior quarter;

--  Non-GAAP operating expenses increased to $11.5 million, compared to
    $10.6 million in the preceding quarter and $7.7 million in the fourth quarter of the prior year.  The increase was principally due to expenses incurred in connection with ramping product introductions and production capacity for the ROADM and 40G product lines; and

--  Non-GAAP net income decreased to $1.1 million, or $0.04 per diluted share, compared to $1.7 million, or $0.07 per diluted share, in the preceding quarter, and improved from a net loss of $(0.4) million, or
    $(0.01) per diluted share, in the fourth quarter of the prior year.

CONFERENCE CALL

Finisar will discuss these financial statements and its current business outlook during its regular quarterly conference call scheduled for today, September 8, 2008, at 2:00 p.m. Pacific Time. To listen to the call you may connect to the investor page of Finisar at www.finisar.com or dial 866-393-6455 (domestic) or 706-634-9717 (international) and enter passcode 59772319.

A replay will be available approximately two hours after the call for two weeks. To access the replay, dial 800-642-1687 (domestic) or 706-645-9291 (international) follow the prompts and enter in conference ID #59772319. A Web archive will also be made available following the call at www.finisar.com until the next conference call to be held approximately 90 days from today.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the integration of the operations of Optium and the realization of synergies expected to result from Finisar's combination with Optium; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Additional risks include the potential impact of pending civil litigation arising from the investigation of Finisar's historical option granting practices. The preliminary fourth quarter financial information regarding Optium is subject to completing the audit of Optium's financial statements for the full fiscal year, which could result in adjustments to the preliminary results reported. Further information regarding these and other risks relating to Finisar's business, including the recently acquired operations of Optium, is set forth in Finisar's Registration Statement on Form S-4 (filed July 10, 2008) and other reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                  Consolidated Statements of Operations

                                                Three Months Ended
                                        ----------------------------------
                                        August 3,    July 29,   April 30,
                                           2008        2007        2008
                                        ----------  ----------  ----------
                                                    (Unaudited)
                                          (in thousands, except share and
                                                  per share data)
Revenues
    Optical subsystems and components   $  115,774  $   96,360  $  111,378
    Network performance test systems        12,938       9,375       9,627
                                        ----------  ----------  ----------
        Total revenues                     128,712     105,735     121,005
Cost of revenues                            78,044      71,703      79,882
Amortization of acquired developed
 technology                                  1,246       1,729       1,314
                                        ----------  ----------  ----------
Gross profit                                49,422      32,303      39,809
Gross margin                                  38.4%       30.6%       32.9%
Operating expenses:
    Research and development                20,773      17,502      20,194
    Sales and marketing                     10,149      10,056      10,280
    General and administrative               9,787       7,991       8,629
    Amortization of purchased
     intangibles                               268         490         280
    Impairment of goodwill and
     intangible assets                           -           -      45,433
                                        ----------  ----------  ----------
        Total operating expenses            40,977      36,039      84,816
                                        ----------  ----------  ----------
Income (loss) from operations                8,445      (3,736)    (45,007)
Interest income                                968       1,415       1,352
Interest expense                            (4,008)     (4,246)     (4,341)
Other income (expense), net                     57        (133)       (560)
                                        ----------  ----------  ----------
Income (loss) before income taxes            5,462      (6,700)    (48,556)
Provision for income taxes                     746         621         150
                                        ----------  ----------  ----------
Net income (loss)                       $    4,716  $   (7,321) $  (48,706)
                                        ==========  ==========  ==========

Net income (loss) per share - basic     $     0.02  $    (0.02) $    (0.16)
Net income (loss) per share - diluted   $     0.02  $    (0.02) $    (0.16)

Shares used in computing net loss per
 share - basic                             310,133     308,634     308,786
Shares used in computing net loss per
 share - diluted                           311,614     308,634     308,786

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                                                     August 3,   April 30,
                                                       2008        2008
                                                    ----------  ----------
                                                    (unaudited)

Current assets:
    Cash and cash equivalents                       $   96,499  $   79,442
    Short-term available-for-sale investments           20,636      27,776
    Short-term available-for-sale investments -
     equity                                              1,287       2,801
    Accounts receivable, net                            57,186      48,005
    Accounts receivable, other                          10,936      12,408
    Inventories                                         88,823      82,554
    Prepaid expenses                                     8,291       7,652
                                                    ----------  ----------
        Total current assets                           283,658     260,638
Long-term available-for-sale investments - debt          7,452       9,236
Property, plant and improvements, net                   75,624      89,847
Purchased technology, net                               10,604      11,850
Other intangible assets, net                            17,626      17,183
Goodwill                                                88,242      88,242
Minority investments                                    14,289      13,250
Other assets                                             4,955       3,241
                                                    ----------  ----------
        Total assets                                $  502,450  $  493,487
                                                    ==========  ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                $   49,342  $   43,040
    Accrued compensation                                13,521      14,397
    Other accrued liabilities                           22,460      23,397
    Deferred revenue                                     5,692       5,312
    Current portion of other long-term liabilities       5,286       2,436
    Convertible notes                                   91,146     101,918
    Non-cancelable purchase obligations                  1,995       3,206
                                                    ----------  ----------
        Total current liabilities                      189,442     193,706
Long-term liabilities:
    Convertible notes                                  150,000     150,000
    Other long-term liabilities                         23,569      18,911
    Deferred income taxes                                9,454       8,903
                                                    ----------  ----------
        Total long-term liabilities                    183,023     177,814
Stockholders' equity:
    Common stock                                           311         309
    Additional paid-in capital                       1,546,344   1,540,241
    Accumulated other comprehensive income              10,170      12,973
    Accumulated deficit                             (1,426,840) (1,431,556)
                                                    ----------  ----------
        Total stockholders' equity                     129,985     121,967
                                                    ----------  ----------
Total liabilities and stockholders' equity          $  502,450  $  493,487
                                                    ==========  ==========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-
    cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Duplicative facility costs during facility move (non-recurring charges);
--  Stock-based compensation expense (non-cash charges);
--  Acquisition related compensation costs (non-recurring cash charges related to employee retention);
--  Purchase accounting adjustment for sale of acquired inventory (non-
    cash and non-recurring charges); and
--  Reduction in force costs (non-recurring charges).

In calculating non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  Options investigation costs included in general and administrative expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices) and the cost of covering employee and employer tax liabilities (non-recurring cash charges)
    arising from that investigation recorded in each line of the income statement;
--  Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
--  Impairment charges associated with intangible assets (non-cash and non-
    recurring);
--  Amortization of discount on convertible debt (non-cash charges);
--  Loss on debt extinguishment (non-recurring and non-cash charge);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Tax charges arising from timing difference related to asset purchases
    (non-cash provision); and
--  Cumulative effect of change in accounting principle (non-recurring and non-cash charges or income).

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                   Three Months Ended
                                              ----------------------------
                                              August 3, July 29,  April 30,
                                                2008      2007      2008
                                              --------  --------  --------
                                                      (Unaudited)
                                                (in thousands, except per
                                                      share data)
Reconciliation of GAAP Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP                           49,422    32,303    39,809
Gross margin, GAAP                                38.4%     30.6%     32.9%
Adjustments:
Cost of revenues
    Change in excess and obsolete inventory
     reserve                                      (285)    2,280     3,021
    Amortization of acquired technology          1,246     1,729     1,314
    Duplicate facility costs during facility
     move                                          170         -       296
    Stock compensation                             856       722       771
    Acquisition related compensation                 -         -        27
    Purchase accounting adjustment for sale
     of acquired inventory                           -       865         -
    Reduction in force costs                        36       100         9
                                              --------  --------  --------
        Total cost of revenue adjustments        2,023     5,696     5,438
Gross profit, non-GAAP                          51,445    37,999    45,247
Gross margin, non-GAAP                            40.0%     35.9%     37.4%

Reconciliation of GAAP operating income
 (loss) to non-GAAP operating income (loss):
Operating income (loss) per GAAP                 8,445    (3,736)  (45,007)
Operating margin, GAAP                             6.6%     -3.5%    -37.2%
Adjustments:
Total cost of revenue adjustments                2,023     5,696     5,438
Research and development
    Reduction in force costs                         -        28        12
    Stock compensation                           1,108       955     1,139
    Acquisition related compensation                 -         -       499
Sales and marketing
    Reduction in force costs                       100        13        87
    Stock compensation                             517       451       482
    Acquisition related compensation                 -         -        85
General and administrative
    Reduction in force costs                         -         6         -
    Stock compensation                             576       631       586
    Acquistion related compensation                 -         -       110
    Costs related to options investigation         146     1,156       507
    Disposal of a product line                     919         -         -
Amortization of purchased intangibles              268       490       280
Impairment of intangible assets                      -         -    45,433
                                              --------  --------  --------
        Total cost of revenue and operating
         expense adjustments                     5,657     9,426    54,658
Operating income, non-GAAP                      14,102     5,690     9,651
Operating margin, non-GAAP                        11.0%      5.4%      8.0%

Reconciliation of GAAP net income (loss) to
 non-GAAP net income (loss):
Net income (loss) per GAAP                       4,716    (7,321)  (48,706)
Total cost of revenue and operating expense
 adjustments                                     5,657     9,426    54,658
Amortization of discount on convertible debt     1,146     1,196     1,236
Loss on debt extinguishment                          -         -        74
Other expense, net
    Loss (gain) on sale of assets                  413        13       (61)
    Loss (gain) on minority investments           (400)     (117)    1,355
    Other misc income                             (500)        -      (650)
Provision for income tax
    Timing difference related to asset
     purchases                                     551       544       (27)
                                              --------  --------  --------
Total adjustments                                6,867    11,062    56,585
                                              --------  --------  --------
Net income, non-GAAP                          $ 11,583  $  3,741  $  7,879
                                              ========  ========  ========

Net income, non-GAAP per share - basic        $   0.04  $   0.01  $   0.03
Net income, non-GAAP per share - diluted      $   0.04  $   0.01  $   0.03

Shares used in computing non-GAAP net income
 per share - basic                             310,133   308,634   308,786
Shares used in computing non-GAAP net income
 per share - diluted                           311,614   325,964   310,129

Non-GAAP EBITDA
Net income, non-GAAP                          $ 11,583  $  3,741  $  7,879
Depreciation expense                             6,391     5,968     6,257
Amortization expense                               450       532       640
Interest expense                                 1,894     1,635     1,752
Income tax expense                                 195        77       177
                                              --------  --------  --------
Non-GAAP EBITDA                               $ 20,513  $ 11,953  $ 16,705
                                              ========  ========  ========

OPTIUM FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Optium Corporation
            Preliminary Consolidated Statements of Operations

                                               Three Months Ended
                                     -------------------------------------
                                      August 2,     July 28,     May 3,
                                         2008         2007        2008
                                     -----------  -----------  -----------
                                     (Unaudited, in thousands, except per
                                                  share data)

Revenues                             $    47,218  $    26,782  $    45,004
Cost of revenues                          35,069       20,492       33,077
                                     -----------  -----------  -----------
Gross profit                              12,149        6,290       11,927
Gross margin                                25.7%        23.5%        26.5%

Operating expenses:

    Research and development               6,769        4,862        6,149

    Sales and marketing                    1,694          808        1,685
    General and administrative             6,224        3,501        5,374
    Acquired in-process research and
     development                               -       10,000            -
                                     -----------  -----------  -----------
        Total operating expenses          14,687       19,171       13,208
                                     -----------  -----------  -----------
Income (loss) from operations             (2,538)     (12,881)      (1,281)
Interest and other income (expense),
 net                                         428        1,096          402
                                     -----------  -----------  -----------
Income (loss) before income tax           (2,110)     (11,785)        (879)
Income tax (benefit) provision               529      (13,000)        (217)
                                     -----------  -----------  -----------
Net income (loss)                    $    (2,639) $     1,215  $      (662)
                                     ===========  ===========  ===========

Net income (loss) per share - basic  $     (0.10) $      0.05  $     (0.03)
Net income (loss) per share -
 diluted                             $     (0.10) $      0.05  $     (0.03)

Shares used in computing net income
 (loss) per share - basic                 25,593       25,395       25,499
Shares used in computing net income
 (loss) per share - diluted               25,593       26,119       25,499

                            Optium Corporation
                  Preliminary Consolidated Balance Sheets
                              (In thousands)

                                      August 2,                  July 28,
                                         2008     May 3, 2008      2007
                                     -----------  -----------  -----------
                                     (Unaudited)  (Unaudited)  (Unaudited)
Current assets:
    Cash and cash equivalents        $    39,301  $    42,614  $    25,359
    Short-term  investments                1,600        3,600       36,018
    Accounts receivable, net              36,583       32,758       21,853
    Inventories, net                      29,664       27,699       20,684
    Restricted cash                          125          415
    Deferred tax asset, current
     portion                               2,890        6,219        4,976
    Prepaid expenses  and other
     current assets                        1,480        1,941        1,107
                                     -----------  -----------  -----------
        Total current assets             111,643      115,246      109,997

Property and equipment, net               17,811       16,164        9,124
Goodwill                                  38,947       38,993       37,923
Deferred tax asset, non-current
 portion                                  10,464        7,776        8,881
Restricted cash                              284
Intangible assets, net                     1,525        1,705        2,006
Other assets                                 537          612          170
                                     -----------  -----------  -----------
        Total assets                 $   181,211  $   180,496  $   168,101
                                     ===========  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                 $    30,442  $    28,768  $    20,222
    Accrued expenses                       5,422        5,155        4,389
    Accrued warranty                         429          385          359
    Deferred revenue
    Current portion of debt                   24           31           46
                                     -----------  -----------  -----------
        Total current liabilities         36,317       34,339       25,016
Long-term liabilities:
    Long-term debt, net of current
     portion                                 980          404          206
    Other long-term liabilities
                                     -----------  -----------  -----------
        Total liabilities                 37,297       34,743       25,222
Stockholders' equity:
    Common stock                               3            3            3
    Additional paid-in
     capital-common stock                195,799      194,634      191,118
    Deferred compensation                   (424)        (549)        (924)
    Treasury stock                        (2,762)      (2,762)      (2,762)
    Accumulated other comprehensive
     income                                2,969        3,459        1,839
    Accumulated deficit                  (51,671)     (49,032)     (46,395)
                                     -----------  -----------  -----------
        Total stockholders' equity       143,914      145,753      142,879
                                     -----------  -----------  -----------
Total liabilities and stockholders'
 equity                              $   181,211  $   180,496  $   168,101
                                     ===========  ===========  ===========

OPTIUM NON-GAAP FINANCIAL MEASURES

In evaluating the operating performance of Optium's business, Optium's management historically utilized non-GAAP financial measures that excluded certain charges and credits required by GAAP. These items, which are identified in more detail below, share one or more of the following characteristics: they were unusual and Optium management did not expect them to recur in the ordinary course of its business; they did not involve the expenditure of cash; or they were unrelated to the ongoing operation of Optium's business in the ordinary course. Optium historically provided these non-GAAP financial measures because it believed they represent useful indications of Optium's baseline operating performance before gains, losses or other charges that were considered by Optium management to be outside of Optium's core operating results. However, non-GAAP financial measures:

--  are not measures of financial performance calculated in accordance with GAAP;
--  do not represent financial measures as defined by GAAP; and,
--  should not be considered as an alternative to financial measures prepared in conformity with GAAP.

Further, non-GAAP financial measures as calculated by one company are not necessarily comparable to similarly titled measures reported by other companies, including when comparing Optium non-GAAP financial measures to Finisar non-GAAP financial measures.

In calculating the Optium non-GAAP financial measures contained elsewhere in this release, Optium's GAAP results have been adjusted to exclude certain charges and credits that are required by GAAP as follows:

--  Stock-based compensation expense - Optium incurred stock-based compensation expense with respect to equity incentive awards made to employees, directors and other service providers, including (a) long-term equity incentive awards made to new hires and existing employees and (b)
    equity incentive awards made in satisfaction of certain bonus payments as earned under Optium's executive and employee bonus plans, which can be satisfied with equity incentive awards or cash at the option of the
    Company.

--  Amortization of purchased intangibles - Optium purchased intangible technology assets from Microdisplay Corporation in July 2007 and the purchase price of these purchased intangibles is being amortized over a five year useful life.

--  Duplicate facility costs during facility move - Optium has incurred duplicate facility costs during a facility move as a result of (a) the execution of a lease for its current U.S. operating facility and the early termination of the lease for its prior U.S. operating facility and (b) the execution of a lease for its future Australian operating facility.  Optium completed the U.S. facility relocation during the third quarter of fiscal
    2007, and the Australian facility relocation was completed during the fourth quarter of fiscal 2008.

--  Merger transaction expenses - Optium incurred expenses in connection with its merger transaction with Finisar completed on August 29, 2008.
    These expenses included legal fees and expenses, accounting due diligence fees and expenses, and travel and related expenses.

--  Patent litigation expenses - Since the first quarter of fiscal 2007,
    Optium has incurred expenses in connection with the defense of patent infringement lawsuits brought against it with respect to certain of its cable TV products.

--  Deferred tax adjustment - Optium recognized a tax benefit in July 2007 as the result of removal of valuation allowances associated with NOLs and other credits in the United States and, as a result, will incur non-cash tax expense in future taxable periods.

In addition, non-GAAP diluted shares outstanding for the three months ended July 28, 2007 as set forth in the non-GAAP reconciliation below are not in accordance with GAAP since there was a loss in the period. Under GAAP, when there is a loss for the period, basic and diluted shares outstanding are the same. In the non-GAAP reconciliation below, the non-GAAP diluted share count is the same as the share count as if there was a non-GAAP profit for the three months ended July 28, 2007 because Optium management believed that such a presentation is more useful to investors when comparing GAAP and non-GAAP results for the quarter.

A reconciliation of each of the Optium non-GAAP financial measures to the nearest GAAP financial measure is set forth in the table below.

                            Optium Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                   Three Months Ended
                                              ----------------------------
                                              August 2, July 28,   May 3,
                                                2008      2007      2008
                                              --------  --------  --------
                                                      (Unaudited)
                                               (in thousands, except per
                                                       share data)
Reconciliation of GAAP Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP                           12,149     6,290    11,927
Gross margin, GAAP                                25.7%     23.5%     26.5%
Adjustments:
Cost of revenues
    Stock compensation  (a)                        118        33        52
                                              --------  --------  --------
        Total cost of revenue adjustments          118        33        52
                                              --------  --------  --------
Gross profit, non-GAAP                          12,267     6,323    11,979
Gross margin, non-GAAP                            26.0%     23.6%     26.6%

Reconciliation of GAAP net income (loss) to
 non-GAAP net income (loss):
Net loss per GAAP                               (2,639)    1,215      (662)
Total cost of revenue adjustments                  118        33        52
Research and development
    Stock compensation  (a)                        506       164       343
Sales and marketing
    Stock compensation (a)                         137        47       106
General and administrative
   Stock compensation  (a)                         906       412       735
   Merger transaction expenses                     903                 614
   Patent litigation expenses                      581       834       614
  Duplicate facility costs during facility
   move                                             69                 103
  Amortization of purchased intangibles            102        17       101
  Acquired in-process R&D                                 10,000
Deferred tax adjustment                            560   (13,005)     (227)
Income tax provision on non-GAAP adjustments      (162)      (76)      (81)
                                              --------  --------  --------
Total adjustments                                3,720    (1,574)    2,360
                                              --------  --------  --------
Net income, non-GAAP                          $  1,081  $   (359) $  1,698
                                              ========  ========  ========

Net income, non-GAAP per share - basic        $   0.04  $  (0.01) $   0.07
Net income, non-GAAP per share - diluted      $   0.04  $  (0.01) $   0.07

Shares used in computing non-GAAP net income
 per share - basic                              25,593    25,395    25,499
Shares used in computing non-GAAP net income
 per share - diluted                            26,378    26,119    26,108

Reconciliation of GAAP operating income
 (loss) to non-GAAP operating income (loss):
Operating income (loss) per GAAP                (2,538)  (12,881)   (1,281)
Operating margin, GAAP                            -5.4%    -48.1%     -2.8%
Adjustments:
Total cost of revenue adjustments                  118        33        52
Research and development
     Stock-based compensation                      506       164       343
     Acquired in-process research and
      development                                         10,000
  Selling, general and administrative
     Amortization of purchased intangibles         102        17       101
     Duplicate facility costs during facility
      move                                          69                 103
     Merger transaction expenses                   903                 614
     Patent litigation expense                     581       834       614
     Stock-based compensation                    1,043       459       841
                                              --------  --------  --------
        Total cost of revenue and operating
         expense adjustments                     3,322    11,507     2,668
                                              --------  --------  --------
Operating income, non-GAAP                         784    (1,374)    1,387
                                              --------  --------  --------
Operating margin, non-GAAP                         1.7%     -5.1%      3.1%

Non-GAAP EBITDA
Net income, non-GAAP                          $  1,081  $   (359) $  1,698
Depreciation & amortization expense              1,242       723     1,277
Interest and other income (expense), net          (428)   (1,096)     (402)
Income tax expense                                 131        81        91
                                              --------  --------  --------
Non-GAAP EBITDA                               $  2,026  $   (651) $  2,664
                                              ========  ========  ========

Footnote (a)
Of the aggregate $1,667, $1,236 and $656 in stock-based compensation expense for the three months ended August 2, 2008, May 3, 2008 and July 31,
2007, respectively, $218, $105 and $0, respectively, relates to stock-based compensation expense resulting from six-month and one-year restricted stock unit grants made in satisfaction of certain bonus payments under Optium's employee and executive bonus plans.

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Veronica Rosa
Director Investor Relations
408-542-5050
investor.relations@Finisar.com